Exhibit 99(a)

POWER OF ATTORNEY

The undersigned, Susan J. Carter, Collette Chilton, Neil A. Cotty, Rodney D. Johnson, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Mark Stalnecker, Kenneth L. Urish, Claire A. Walton, Frederick W. Winter, Robert Fairbairn and John M. Perlowski, Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Ben Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 18th day of May, 2018.

Signature	Title	Signature	Title

/s/ Susan J. Carter Susan J. Carter	Trustee	/s/ Mark Stalnecker Mark Stalnecker	Trustee

/s/ Collette Chilton Collette Chilton	Trustee	/s/ Kenneth L. Urish Kenneth L. Urish	Trustee

/s/ Neil A. Cotty Neil A. Cotty	Trustee	/s/ Claire A. Walton Claire A. Walton	Trustee

/s/ Rodney D. Johnson Rodney D. Johnson	Trustee	/s/ Frederick W. Winter Frederick W. Winter	Trustee

/s/ Cynthia A. Montgomery Cynthia A. Montgomery	Trustee	/s/ Robert Fairbairn Robert Fairbairn	Trustee

/s/ Joseph P. Platt Joseph P. Platt	Trustee	/s/ John M. Perlowski John M. Perlowski	Trustee

/s/ Robert C. Robb, Jr. Robert C. Robb, Jr.	Trustee

Appendix A

BlackRock Funds IV
BlackRock Funds VI
Master Investment Portfolio II+

+ When required to do so, the Trustee, in his or her capacity as a trustee of each master fund listed above, is authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.